As filed with the Securities and Exchange Commission on May 9, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

SNOWBALL.COM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3316902
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3240 Bayshore Boulevard
Brisbane, California 94005
(Address of Principal Executive Offices, including Zip Code)

2000 Equity Incentive Plan
2000 Employee Stock Purchase Plan
(Full Titles of the Plans)

James R. Tolonen
Chief Operating Officer and Chief Financial Officer

SNOWBALL.COM, INC.
3240 Bayshore Boulevard
Brisbane, California 94005
(415) 508-2000
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Robert B. Dellenbach, Esq.
William L. Hughes, Esq.
Fenwick & West LLP
275 Battery Street, Suite 1500
San Francisco, California 94111

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

Common Stock, $.001 par value per share	108,244	$9.00	$974,196	$90

(1)
Represents (i) 90,203 additional shares available for grant under Registrant’s 2000 Equity Incentive Plan, and (ii) 18,041 additional shares available for purchase under Registrant’s 2000 Employee Stock Purchase Plan.

(2)	Estimated as of May 2, 2002 pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee.
(3)	Fee calculated pursuant to Section 6(b) of the Securities Act of 1933.

EXPLANATORY NOTE

On March 21, 2000, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-32950) registering, among other securities, an aggregate of 365,218 shares of common stock, $.001 par value per share, available for grant and/or purchase under the Registrant’s 2000 Equity Incentive Plan (the “Equity Incentive Plan”) and 2000 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). Pursuant to the Equity Incentive Plan, on each January 1, the aggregate number of shares of the Registrant’s common stock reserved for issuance under the Equity Incentive Plan shall be increased automatically by a number of shares equal to 5% of the total number of outstanding shares of the Registrant’s common stock on the immediately preceding December 31, provided that no more than 1,666,667 shares shall be issued as incentive stock options. Pursuant to the Employee Stock Purchase Plan, on each January 1, the aggregate number of shares of the Registrant’s common stock reserved for issuance under the Employee Stock Purchase Plan shall be increased automatically by a number of shares equal to 1% of the total number of outstanding shares of the Registrant’s common stock on the immediately preceding December 31, provided that the aggregate number of shares reserved for issuance under the Employee Stock Purchase Plan may not exceed 277,778 shares. On February 27, 2001, the Registrant filed with the Commission a registration statement on Form S-8 (File No. 333-56270) registering an additional 104,360 shares of common stock for grant under the Equity Incentive Plan and an additional 20,872 shares of common stock for purchase under the Employee Stock Purchase Plan. This Registration Statement covers the automatic increase in the shares reserved for issuance under the Equity Incentive Plan and the Employee Stock Purchase Plan described above for the year 2002. On December 31, 2001, the number of outstanding shares of the Registrant’s common stock was 1,804,052 shares. Accordingly, this Registration Statement covers the increase of 90,203 shares of the common stock reserved for issuance under the Equity Incentive Plan and the increase of 18,041 shares of the common stock reserved for issuance under the Employee Stock Purchase Plan.

Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration filed on Form S-8 is effective, all items have been omitted herefrom other than the facing page; statements that the contents of earlier registration statements pertaining to the Equity Incentive Plan and the Employee Stock Purchase Plan are incorporated by reference; required opinions and consents; the signature page; and information required in this Registration Statement that was not in earlier registration statements.

Unless otherwise indicated, all stock prices and amounts contained in this Registration Statement reflect all reverse stock splits effected prior to the date of this Registration Statement.

PART I:    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II:    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

(a)  The Registrant’s annual report on Form 10-K for the period ended December 31, 2001 filed with the Commission on March 29, 2002.

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(b)  The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on January 25, 2000 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c)  The Registrant’s registration statement on Form S-8 dated March 21, 2000 (File No. 333-32950) and all consents and opinions with respect thereto.

(d)  The Registrant’s registration statement on Form S-8 dated February 27, 2001 (File No. 333-56270) and all consents and opinions with respect thereto.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 8.    Exhibits.

Exhibit Number	Exhibit Title
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Auditors.

24.01	Power of Attorney (see page 4).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 9th day of May, 2002.

SNOWBALL.COM, INC

By:	/s/ JAMES R. TOLONEN
James R. Tolonen Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mark A. Jung and James R. Tolonen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Principal Executive Officer: /s/ MARK A. JUNG Mark A. Jung	President, Chief Executive Officer and a Director	May 9, 2002

Principal Financial Officer: /s/ JAMES R. TOLONEN James R. Tolonen	Chief Financial Officer, Chief Operating Officer and a Director	May 9, 2002

Principal Accounting Officer: /s/ SEAN DEORSEY Sean Deorsey	Chief Accounting Officer	May 9, 2002

Additional Directors: /s/ CHRISTOPHER ANDERSON Christopher Anderson	Director	May 9, 2002

/s/ MICHAEL ORSAK Michael Orsak	Director	May 9, 2002

Robert H. Reid	Director

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SNOWBALL.COM, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS
Exhibit Number	Exhibit Title
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young, Independent Auditors.

24.01	Power of Attorney (see page 4).